Exhibit 23.4

Your Vision Our Focus

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Ondas Holdings Inc. (the “Registration Statement”) of our report dated May 10, 2021 relating to the financial statements of American Robotics, Inc. as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 17, 2022

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com